Exhibit 10.1

CONVERSION AND EXCHANGE AGREEMENT

This CONVERSION AND EXCHANGE AGREEMENT (this “Agreement”) is made as of November 4, 2014, by and between IGATE Corporation, a Pennsylvania corporation (the “Company”), and Viscaria Limited, a Cyprus private company limited by shares (“Viscaria”). The Company and Viscaria are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investor Rights Agreement, dated as of February 1, 2011, by and among Viscaria, the Company and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the “IRA”) and/or the Statement with Respect to Shares of 8% Series B Convertible Participating Preferred Stock, No Par Value Per Share, of the Company (the “Statement”), as applicable.

RECITALS

WHEREAS, as of the date hereof, Viscaria is the record and beneficial holder of (i) 330,000 shares of 8% Series B Convertible Participating Preferred Stock (the “Preferred Stock”), no par value per share, of the Company (such shares, collectively, the “Contributed Shares”), and (ii) 1,653,805 shares of common stock, par value $0.01 per share, of the Company (the “Viscaria Common Stock”);

WHEREAS, the terms of the Preferred Stock and the rights and privileges attached thereto are set forth in that certain (i) Statement and (ii) IRA;

WHEREAS, Viscaria desires to convert the Contributed Shares into shares of common stock of the Company, and in consideration therefor, the Company desires to issue and pay to Viscaria, and Viscaria desires to acquire and assume from the Company, an aggregate consideration consisting of (i) Deemed Conversion Shares representing 21,730,290 shares (collectively, the “Converted Shares”) of common stock, par value $0.01 per share, of the Company (the “Stock Consideration”) and (ii) an amount in cash equal to $80,000,000 (the “Cash Consideration”);

WHEREAS, a majority of the members of the board of directors of the Company not interested in this Agreement and the transactions contemplated hereby, having determined that this Agreement and the transactions contemplated hereby are being entered into by the Parties on arms’-length terms and are advisable, fair to and in the best interests of the Company and its Subsidiaries, has, at a duly held meeting of the board, authorized and approved this Agreement and the transactions contemplated hereby; and

WHEREAS, the Parties intend that, for U.S. federal income tax purposes, the conversion of the Contributed Shares in consideration for the Stock Consideration and the Cash Consideration be treated collectively as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and the U.S. Treasury Regulations thereunder.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

TRANSACTIONS

1.1 Conversion. Subject to and upon the terms and conditions of this Agreement, on the date hereof, in exchange for the consideration set forth in Section 1.2, Viscaria shall deliver to the Company on and as of the date hereof a notice of election to convert the Contributed Shares into shares of common stock of the Company, substantially in the form attached hereto as Exhibit A (the “Conversion Notice”), and the Company shall acquire from Viscaria, the Contributed Shares, free and clear of all mortgages, pledges, liens, encumbrances, other security interests or transfer restrictions (collectively, “Liens”). On the date hereof, Viscaria will execute and deliver to the Company all documents and instruments required to transfer and vest good and valid title in and to the Contributed Shares to the Company in accordance with the terms of this Agreement. Upon completion of the transactions contemplated hereby, all of the Preferred Stock shall be cancelled and shall cease to exist and no longer be outstanding.

1.2 Cash Consideration and Stock Consideration. Upon receipt by the Company of the Conversion Notice, in consideration for the Contributed Shares and subject to and upon the terms and conditions of this Agreement, on the date hereof, the total consideration (the “Consideration”) payable to Viscaria in respect of the Contributed Shares shall consist of (i) the Cash Consideration plus (ii) the Stock Consideration. The Cash Consideration shall be paid, on the date hereof, by wire transfer of immediately available funds to one or more accounts designated by Viscaria in writing. The Stock Consideration shall be satisfied by the issuance, on the date hereof, of the Converted Shares to Viscaria and the delivery of stock certificates or book-entry shares evidencing Converted Shares to Viscaria, duly endorsed or together with stock powers duly endorsed in blank necessary to effect the transfer of the Converted Shares to Viscaria. The Company will execute and deliver to Viscaria and its representatives all documents and instruments required to transfer and vest good and valid title in and to the Converted Shares to Viscaria in accordance with the terms of this Agreement, including by recording the conversion of the Contributed Shares and the issuance of the Converted Shares, in each case, on the books and records of the Company.

1.3 The Closing. The consummation of the transactions contemplated by this Agreement, and the performance by the Parties of their respective agreements, covenants and obligations hereunder (collectively, the “Closing”) will take place remotely via the electronic exchange of counterpart signature pages on the date hereof or in such other manner or on such other date or time as the Parties mutually agree. Except as otherwise provided in this Agreement, all actions to be taken and all documents to be executed and delivered at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no action shall be deemed taken nor any documents deemed executed or delivered until all have been taken, delivered and executed.

1.4 U.S. Tax Treatment. The Parties (a) agree that, as of the date of this Agreement, the fair market value of the Contributed Shares is equal to the aggregate fair market value of the Stock Consideration and the Cash Consideration, and (b) intend that, for U.S. federal income tax purposes, (i) the conversion of the Contributed Shares in consideration for the Stock

Consideration and Cash Consideration (together, the “Recapitalization”) shall be treated collectively as a “recapitalization” (within the meaning of Section 368(a)(1)(E) of the Code and the U.S. Treasury Regulations thereunder) that is governed by Sections 354 and 356 of the Code, (ii) the Cash Consideration (but not the Stock Consideration) shall be treated as “boot” for purposes of Section 356(a) of the Code and the Treasury Regulations thereunder, and (iii) Viscaria’s “ratable share” of the Company’s earnings and profits for purposes of determining the portion of the Cash Consideration that may be treated as a dividend under Section 356(a)(2) of the Code shall be calculated as set forth in Exhibit B. Unless otherwise required by a “determination” within the meaning of Section 1313 of the Code (or similar provision of other tax law), the Parties agree that they will take no position that is inconsistent with the foregoing or Exhibit B on any tax return (including on any IRS Form 1042-S), before any taxing authority, or in any proceeding with respect to Taxes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF VISCARIA

As an inducement to the Company to enter into and perform this Agreement, Viscaria hereby makes the following representations and warranties to the Company as of the date hereof:

(a) Viscaria is a Cyprus private company limited by shares, duly organized, validly existing and in good standing in the jurisdiction of its organization. Viscaria has all requisite company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) All action on the part of Viscaria necessary for the authorization, execution, delivery and performance by Viscaria of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement has been duly and validly executed by Viscaria, and, upon delivery hereof by Viscaria, will constitute a legally valid and binding obligation of Viscaria enforceable against Viscaria in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles. The execution, delivery and performance of this Agreement by Viscaria does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Viscaria is a party or any judgment, order or decree to which Viscaria is subject.

(c) Except pursuant to the IRA, there will be no preemptive rights, warrants or rights of conversion, commitments, options, contracts or other arrangements whatsoever, whether written or oral, under which Viscaria is obligated to sell, transfer, pledge, assign, convey or otherwise dispose of the Contributed Shares or any right or interest therein.

(d) Viscaria will transfer to the Company good and valid title to the Contributed Shares, free and clear of all Liens, other than those arising under applicable securities laws and the IRA.

(e) Viscaria understands and hereby acknowledges that it is aware that the Converted Shares have not been registered under the Securities Act of 1933, as amended (the

“Securities Act”) or any similar state securities laws. Viscaria acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Converted Shares, (ii) it has had access to the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and to such financial and other information as it deems necessary to make its decision to acquire the Converted Shares, and (iii) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries and to ask questions of the Company and received answers thereto, each as it deemed necessary in connection with the decision to acquire the Converted Shares. Viscaria further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the acquisition of the Converted Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of Viscaria to rely thereon. Viscaria further understands and acknowledges that the representations and warranties contained in this Article II may be relied upon by the Company as the basis for the exemption of the Converted Shares from the registration requirements under all such federal and state laws. Except for the representations and warranties contained in Article III of this Agreement, Viscaria acknowledges that neither the Company nor any Person on behalf of the Company makes, and Viscaria has not relied upon, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Viscaria in connection with the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Viscaria to enter into and perform this Agreement, the Company hereby makes the following representations and warranties to Viscaria as of the date hereof:

(a) The Company is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation. The Company has all requisite company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) All action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement has been duly and validly executed by the Company, and, upon delivery hereof by the Company, will constitute a legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

(c) All of the Converted Shares have been duly authorized and validly issued, and when delivered to Viscaria upon the consummation of the transactions contemplated hereby will be fully paid and nonassessable. Except pursuant to the IRA and the Articles of Incorporation, there are no preemptive rights, warrants or rights of conversion, commitments, options, contracts or other arrangements whatsoever, whether written or oral, under which the Company is or may become obligated to sell, transfer, pledge, assign, convey or otherwise dispose of, or which otherwise related to, the Converted Shares or any right or interest therein.

(d) Upon delivery by Viscaria of the Contributed Shares, the Company will transfer to Viscaria good and valid title to the Cash Consideration and the Converted Shares, free and clear of all Liens, other than those arising under applicable securities laws and the IRA.

(e) The Company has not declared and will not declare any dividends on the Preferred Stock.

(f) The Company understands and hereby acknowledges that it is aware that the Contributed Shares have not been registered under the Securities Act or any similar state securities laws. The Company further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the acquisition of the Contributed Shares. The foregoing, however, does not limit or modify the representations and warranties of Viscaria in Article II of this Agreement or the right of the Company to rely thereon. The Company further understands and acknowledges that the representations and warranties contained in this Article III may be relied upon by Viscaria as the basis for the exemption of the Contributed Shares from the registration requirements under all such federal and state laws. Except for the representations and warranties contained in Article II of this Agreement, the Company acknowledges that neither Viscaria nor any Person on behalf of Viscaria makes, and the Company has not relied upon, any other express or implied representation or warranty with respect to Viscaria or with respect to any other information provided to the Company in connection with the transactions contemplated by this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Investor Rights Agreement. The Parties hereby acknowledge and agree that the terms and provisions of the IRA shall continue in full force and effect, including all such terms and provisions that are applicable to the Conversion Stock (as defined in the IRA), which shall apply to the Converted Shares in all respects. Without limiting the generality of the foregoing, it is acknowledged and agreed that, notwithstanding anything to the contrary in the IRA or any other agreement or instrument, the Converted Shares (and, for the avoidance of doubt, all shares of Viscaria Common Stock that have been acquired by Viscaria on the NASDAQ Stock Market since May 8, 2012 (the “Acquired Common Shares”)) shall be Registrable Securities under the IRA. Promptly after the consummation of the transactions contemplated hereby (but no later than December 8, 2014), the Company shall (i) either prepare and file with the SEC one or more Registration Statements under the Securities Act on form S-3 (or, if Form S-3 is not then available to the Company, on such form of Registration Statement as is then available to effect a registration for resale of all of the Converted Shares and the Acquired Common Shares) or amend any existing Registration Statement previously filed with the SEC (including the Shelf Registration Statement), in each case, providing for the resale of the Converted Shares and the Acquired Common Shares by Viscaria and (ii) shall effect the registration of the Converted Shares and the Acquired Common Shares in accordance with the terms of the IRA.

4.2 Further Assurance. From and after the date hereof, Viscaria and the Company shall execute and deliver such further instruments of conveyance, transfer and assignment and shall take such other actions as a Party may reasonably request of another Party in order to effectuate the purposes of this Agreement and carry out the terms hereof.

4.3 Taxes. The Company shall pay any and all transfer taxes imposed by a state of the United States that result directly from the issue or delivery of the Stock Consideration.

ARTICLE V

MISCELLANEOUS

5.1 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

5.2 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of New York without regard to the conflicts of laws principles thereto.

5.3 Consent to Jurisdiction; Waiver of Jury Trial. Each Party hereby submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York any action arising out of or relating to this Agreement and agrees that all claims in respect of such action may be heard and determined in any such court. Each Party waives any defense of inconvenient forum to the maintenance of any action so brought. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of Notices in Section 5.4. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS

AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.3.

5.4 Notices. All notices, demands, consents, approvals, requests or other communications which any of the Parties may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by a nationally recognized overnight courier or by PDF via email and addressed as follows:

If to Viscaria:

Viscaria Limited

c/o Aspen Secretarial Services

Lemesou, 77

Elia House

P.C. 2121, Nicosia, Cyprus

Attn: Secretary of the Company

Fax Number: +357 2241 8801

With a copy to (solely in its capacity as investment manager), which shall not constitute notice to Viscaria:

Apax Partners Europe Managers Limited

33 Jermyn Street

London SW1Y 6DN

United Kingdom

Attention: Salim Nathoo

Rohan Haldea

Facsimile: +44 20 7666 6441

With a copy to (solely in its capacity as investment advisor), which shall not constitute notice to Viscaria:

Apax Partners India Advisers Private Limited

2nd Floor, Devchand House

Shivsagar Estate

Dr. Annie Besant Road, Worli

Mumbai 400 018, India

Attention: Shashank Singh

Facsimile: +91 22 4050 8444

With a copy to (which shall not constitute notice to Viscaria):

Kirkland & Ellis LLP 601

Lexington Avenue

New York, NY 10022

Attention:	Srinivas Kaushik
Joshua F. Soszynski
Facsimile:	(212) 446-6460

If to the Company:

IGATE Corporation

100 Somerset Corporate Blvd., 5th floor, Bridgewater

NJ 08807, United States

Attention: Jeffrey Friedel, SVP – Legal

Facsimile: (908) 219-8060

With a copy to (which shall not constitute notice to the Company):

Pepper Hamilton LLP

Suite 5000

500 Grant Street

Pittsburgh, Pennsylvania 15219-2507

Attention: James J. Barnes

Fax: (412) 281-0717

The Company or Viscaria may change its address for Notices hereunder by a Notice given pursuant to this Section 5.4. A notice sent in compliance with the provisions of this Section 5.4 shall be deemed given on the first business day following the day on which the notice was delivered to an overnight courier or, if notice is given by email, upon email confirmation that such notice was received.

5.5 References, Pronouns and Headings. Except as otherwise specifically indicated, all references to Section or Subsection numbers refer to Sections and Subsections of this Agreement and all references to Exhibits refer to the Exhibits attached hereto. The words “hereby,” “hereof,” “herein,” “hereto,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement. The word “including” shall not be construed as terms of limitation. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

5.6 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties will bind and inure to the benefit of the respective permitted successors and assigns of the Parties, whether so expressed or not.

5.7 Entire Agreement. This Agreement (together with the IRA) among the Company and Viscaria constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof or thereof. No representation, inducement, promise, understanding, condition or warranty not set forth in this Agreement (or in any other agreements contemplated hereby) has been made or relied upon by any Party. This Agreement is not intended to confer upon any person other than the Parties any rights or remedies hereunder.

5.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

[Signature page follows]

The Parties have executed this Agreement as of the date first above written.

IGATE CORPORATION

By:
Name:	Sujit Sircar
Title:	Executive Vice-President and Chief Financial Officer

VISCARIA LIMITED

By:
Name:
Title: